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                                                                    Exhibit 23.2

                           Leavy Rosensweig & Hyman
                        11 East 44th Street, 10th Floor
                             New York, NY 10017


                                                                   April 1, 1997

Century Communications Corp.
50 Locust Avenue
New Canaan, CT 06840

Dear Sirs:

           We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed by Century Communications Corp., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to $500,000,000 aggregate principal amount of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities of the Company.

            We consent to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                            Very truly yours,


                                            Leavy Rosensweig & Hyman

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